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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


The Board of Directors
Southern Community Financial Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ Dixon Odom PLLC

Sanford, North Carolina
January 28, 2002